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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Centennial Bank Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1331 Seventeenth Street, Suite 300
Denver, Colorado 80202

April 14, 2008

Dear Stockholder:

        Enclosed please find supplemental proxy material relating to our 2008 Annual Meeting of Stockholders. In particular, your attention is directed to an additional shareholder proposal with respect to engaging a professional advisory firm to develop a strategy to enhance shareholder value. This shareholder proposal will be considered with the other matters scheduled for consideration at our May 6, 2008 Annual Meeting of Stockholders.

        Your vote is very important to us.

Sincerely,
/s/ JOHN M. EGGEMEYER	/s/ DANIEL M. QUINN
John M. Eggemeyer	Daniel M. Quinn
Chairman of the Board	President and CEO

Centennial Bank Holdings, Inc.
2008 Annual Meeting Supplemental Proxy Material

PROPOSAL 5: SHAREHOLDER PROPOSAL REGARDING ENGAGEMENT OF PROFESSIONAL ADVISORY FIRM TO DEVELOP A STRATEGY TO ENHANCE SHAREHOLDER VALUE

        In accordance with the rules of the Securities and Exchange Commission, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which the Company and the Board of Directors accept no responsibility. The shareholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the Annual Meeting. As explained below, the Board of Directors recommends that you vote AGAINST the shareholder proposal.

        Mr. Gerald R. Armstrong, 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227 (telephone 303-355-1199), owner of 11,600 shares of the Company's common stock, has advised us that he intends to present the following proposal and related supporting statement at the Annual Meeting.

"RESOLUTION: That the shareholders of CENTENNIAL BANK HOLDINGS, INC. request its Board of Directors to immediately engage the services of a professional advisory firm to develop a strategy, including possible liquidation, that will enhance the shareholder value of our corporation.

STATEMENT: The proponent is a professional investor and with embarrassment admits to owning shares of "Centennial" which he has described as being among the worst investments he has ever made.

He believes it is apparent that the directors and management are unable and have failed to create positive measures allowing reasonable earnings and dividends to shareholders.

He believes, too, that the current directors and management are not sufficiently diligent in managing the affairs of Centennial and they have purchased shares without first becoming fully acquainted with the risks of their unattentive ways.

Shareholders are encouraged to vote "FOR" this proposal for the following reasons:

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  The current board of directors and management have failed to generate sufficient sustainable earnings and revenue momentum,

  •
  Earnings are insufficient to be taxed by federal and state governments (is Centennial in business to generate tax credits?),

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  Declining earnings have made a dividend unlikely,

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  The recent per share price of $4.63 is less than half of the yearly high of $9.84 which is less than the previous yearly high, and,

  •
  The current return on equity, return on assets, and efficiency ratios are less than those of "peer" banks.

ARE SHAREHOLDERS BEING REALISTIC OR SENTIMENTAL IN CONTINUING THEIR INVESTMENT IN CENTENNIAL?

This question was asked our chairman in the last annual meeting. He assured me it was a good investment. Now at less than fifty cents on the dollar, I sincerely question the board continuing his role as chairman.

If you agree that the continuing failure of directors to guide Centennial in a positive direction must be changed, please vote "FOR" this proposal.

Thank you."

Board of Directors' Recommendation

  The Board of Directors recommends that stockholders vote AGAINST the shareholder proposal.

        The Board of Directors believes the foregoing proposal is not in the best interests of stockholders for the following reasons:

        Since 2004, the Company has engaged Castle Creek Financial LLC as its financial and strategic advisor. The services provided to the Company by Castle Creek include, among other things, the development and preparation of long term financial and strategic plans. Castle Creek is a well-known and respected advisor in the banking industry, with a proven track record of enhancing shareholder value for several banks. John M. Eggemeyer, the Company's Chairman of the Board, is the CEO of Castle Creek—see "Certain Relationships and Related-Party Transactions" on page 36 of the Proxy Statement.

        The Board and Management are constantly evaluating the Company's strategy, with the assistance of Castle Creek, and believe that (1) the Company's current strategy is sound, (2) the Company is currently headed in a direction that is in the best interests of stockholders and (3) a change in course would be inappropriate and not in the best interests of stockholders. In addition, in light of the current financial market crisis, which has generally depressed the value of bank stocks and has significantly lowered banking M&A activity, the Board believes that a formal review of strategic options or alternatives is ill-timed and unlikely to produce a meaningful result for the Company and its stockholders.

        Most importantly, over the past 18 months or so, the Company has continued to successfully execute its strategy of reducing its credit risk profile by enhancing its credit administration, decreasing its concentration of residential construction and land development loans, and diversifying its loan portfolio by increasing its energy and middle market loans. As a result, the Board and Management believe the Company is well positioned to face the current financial market crisis and to succeed in the long run.

        We note that there have been significant changes since November 20, 2007, the date of the share price noted by Mr. Armstrong. On April 11, 2008, the Company's stock traded at a high of $6.62. Based on these dates and prices:

  •
  The NASDAQ Bank Stocks Index is down 5% from November 20, 2007 (2651.97) to April 11, 2008 (2515.5).

  •
  The Company's stock is up 43% from November 20, 2007 ($4.63) to April 11, 2008 ($6.62).

  •
  Of the 418 publicly traded banks, the Company's increase is the 6th best increase over this time period, putting the Company in the 98th percentile.

        In summary, the Board and Management believe that they have taken, and are currently taking, the necessary steps to achieve long-term improvement of the Company's performance. Accordingly, the Board recommends that stockholders vote AGAINST Mr. Armstrong's shareholder proposal. Unless a contrary choice is specified, proxies solicited by the Board will be voted AGAINST the shareholder proposal.

Vote Required for Matters to Be Voted Upon

        To pass this shareholder proposal, the proposal must receive a majority of votes cast—the number of votes cast for the proposal must exceed the number of votes cast against the proposal. The same standard will be required for the ratification of the appointment of Crowe Chizek and Company LLC as the Company's independent registered public accounting firm. Shares not present at the Annual Meeting and abstentions will not have any effect on the vote.

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        For the election of directors, each director nominee must receive a majority of votes cast to be elected—the number of votes cast for the director nominee must exceed the number of votes cast against that nominee. Shares not present at the Annual Meeting and abstentions will not have any effect on the vote.

        The affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon is required to approve the proposal to amend the Company's Certificate of Incorporation to change the Company's name to "Guaranty Bancorp" as well as the proposal to amend the Company's Certificate of Incorporation to allow stockholders to call special meetings of stockholders. Only votes cast "for" constitute affirmative votes. Accordingly, abstentions and shares not present at the Annual Meeting will have the same effect as a vote "against" each of the proposed amendments.

        Both the shareholder proposal and the proposal to amend the Company's Certificate of Incorporation to allow shareholders to call special meetings of stockholders are considered "non-discretionary" items under NYSE rules. As a result, banks, brokers and other nominees that have not received voting instructions may not vote on their clients' behalf on these proposals. Each of the other proposals is considered a "discretionary" item under NYSE rules.

Revised Proxy Card

        Enclosed is a revised proxy card. This proxy card covers the four proposals covered by the proxy card distributed with our March 21, 2008 Proxy Statement and adds the shareholder proposal from Mr. Armstrong. If you wish to vote on the shareholder proposal, you must execute and deliver the enclosed proxy card (or follow the instructions to vote by Internet or telephone). Signing and submitting this new proxy card will revoke any prior proxy in its entirety if submitted prior to the deadline indicated on the proxy card. So, if you submit the proxy card (or vote by Internet or telephone) prior to the indicated deadline and you wish to vote on Proposals 1 through 4, you should mark the proxy card in the appropriate place (or follow the instructions to vote by Internet or telephone) to indicate your vote, even if you submitted a proxy previously.

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This Supplemental Proxy Material is dated April 14, 2008 and is first being mailed to shareholders on or about April 16, 2008.

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Centennial Bank Holdings, Inc. 2008 Annual Meeting Supplemental Proxy Material
PROPOSAL 5: SHAREHOLDER PROPOSAL REGARDING ENGAGEMENT OF PROFESSIONAL ADVISORY FIRM TO DEVELOP A STRATEGY TO ENHANCE SHAREHOLDER VALUE